Exhibit 10.8

NORTECH SYSTEMS INCORPORATED

Restated Equity Appreciation Rights Plan

I.       Purposes of the Plan

The purposes of the Nortech Systems Incorporated Equity Appreciation Rights Plan (the “Plan”) are to provide a means to attract, reward, and retain strong management, and to align the interests of key managers participating in the Plan with the interests of shareholders by offering an incentive compensation vehicle based upon the growth in shareholders’ equity and the value of Nortech Systems Incorporated.

II.        Definitions

In this Plan, the following terms shall have the meanings as set forth below:

(a)  “Base Date” means the date designated by the Committee on the Grant Date as the date  for determining the initial valuation of a Unit.

(b)   “Board” means the Board of Directors of Nortech Systems Incorporated

(c)          “Book Value” means the Company stockholders’ equity  divided by the total number of shares outstanding, excluding any increase in the number of such shares represented by unexercised stock options.

(d)         “Committee” means the Compensation Committee of the Board or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors who meet the requirements as set forth in Section III of this Plan.

(e)          “Common Stock” means the common stock of Nortech Systems Incorporated, having a par value of $1.00 per share.

(f)           “Company” means Nortech Systems Incorporated and any present subsidiary corporations or any successor to such corporations.

(g)  “Employee” means any employee of the Company selected to participate in the Plan.

(h) “Equity Appreciation Right Unit” means a right equal in value to the Common Stock’s    Book Value; each Equity Appreciation Right Unit will be equal in value to one hundred percent (100%) of the Book Value per share of Common Stock as of a date designated by the Committee on the Grant Date.

(i)         “Grant Date” means the date as of which an Equity Appreciation Right Unit is granted by the Committee pursuant to this Plan.

(j)        “Grantee” means an Employee to whom an Equity Appreciation Right Unit is granted by the Committee pursuant to this Plan.

(k) “Redemption Date” means the third anniversary of the Base Date.

(l)  “Unit” means an Equity Appreciation Right Unit.

III.          The Committee as Plan Administrators

The Plan shall be administered by the Company’s Compensation Committee (the “Committee”), which shall consist of not fewer than three persons who shall be appointed by the Board and each of whom shall be a “disinterested person,” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees entitled to participate in the Plan, to determine the size of the awards to be made to each such Employee, and to determine the time or times when awards shall be made. The Committee’s interpretation of the Plan and any action it takes with respect to awards granted pursuant thereto shall be final and binding unless otherwise determined by the Board. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, revise or repeal such rules, regulations and procedures with respect to the Plan as it may deem necessary or appropriate to accomplish the objectives of the Plan, including the power to make decisions relating to the Plan in instances where the Plan document is silent.

IV.          Aggregate Limitation on Units Subject to the Plan

The number of Units that may be awarded under this Plan shall not exceed an aggregate of 750,000. If any Units granted under the Plan shall expire or terminate or be forfeited or cancelled, such Units may again be granted pursuant to the Plan.

V.            Terms and Conditions of the Grant of Units

Each Unit granted under this Plan shall be subject to the following terms and conditions:

(a)               Each Unit granted shall continue in effect for a period of three (3) years from the Grant Date, subject, however, to earlier termination as hereinafter provided.

(b)               Each grant shall be evidenced by a written instrument specifying to the Grantee the number of Units granted and the terms and conditions of such grant.

(c)                Except as provided herein, the grant of a Unit shall not be transferable other than by will or the laws of descent and distribution. During the Grantee’s lifetime, a Unit held by a Grantee shall be payable only to the Grantee, except as otherwise provided herein.

VI.          Payment of Unit Awards

All Unit redemptions shall be paid in cash within ninety (90) days after determination by the Company of the Book Value of the Units as of the Redemption Date.

VII.                          Redemption of Units

(a)                  A Unit granted pursuant to this Plan shall be subject to redemption by the Company on the Redemption Date. Upon redemption of the Unit, the Grantee shall receive a payment for each Unit redeemed equal to the appreciation in the Book Value per share of Common Stock from the Base Date to the Redemption Date.  In the event of a Change of Control as described in Section XII, the Employee shall be entitled to receive an amount equal to the per share purchase price less the per share Book Value on the Grant Date.

(b)                  Units granted to participants in the Plan which have not been redeemed shall become automatically subject to redemption in the event of a Company Change in Control, as set forth in Section XII.

VIII.       Dilution and Changes in Capitalization

In between the Grant Date of a Unit and the Redemption Date, any change that shall occur in the number of shares of the Company’s Common Stock outstanding as the result of any stock split or any stock dividend during any calendar year, then the unredeemed portion of any such Units granted shall be adjusted proportionately to the adjustment in the Company’s Common Stock. In the event of any other change in the number or character of the outstanding securities of the Company as the result of any recapitalization, reclassification, consolidation or any analogous change in capitalization or of any distribution to holders of the Company’s Common Stock other than a cash or stock dividend, the Committee shall make such adjustments, if any, in the manner of calculating the valuation of any outstanding Units as the Committee in the reasonable exercise of its discretion deems equitable and appropriate.

IX.          Factors to be Considered on the Grant of Units

In making any determination as to the Employees to whom Units shall he granted and as to the number of Units in any single grant, the Committee shall take into account the duties and responsibilities of the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem important in connection with accomplishing the purposes of the Plan.

X.            Termination of Employment

If the employment of an Employee to whom Units have been granted shall be terminated (i) by the Employee’s retirement on or after age sixty-five (65), or (ii) by the Company at any time without cause (which shall be determined solely by the Committee) and otherwise than as provided for in Section XII hereof, such Units shall be redeemed as provided in Sections VI and VII hereof. If the employment of an Employee to whom Units shall have been granted shall be terminated by the Company with cause or by the Employee’s voluntary resignation prior to attaining age sixty-five (65) (all of which shall be determined solely by the Committee) and otherwise than as provided for in Section XII hereof, such Units shall expire simultaneously with such termination of employment. So long as the Grantee shall continue to be an Employee of the Company or of one or more of its subsidiaries, his or her Units shall not be affected by any change of duties or position. Nothing in the Plan or in any agreement shall confer upon any Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time whether for cause, or not.

XI.     Death or Incapacity of an Employee

If an Employee to whom Units have been granted shall die or become physically or mentally incapacitated, as determined solely by the Committee, while he or she shall be employed by the Company, all Units then held by such Employee immediately prior to such Employee’s death or incapacity shall be redeemed by the Company based on any appreciation in Book Value per share between the Base Date and the last day of the calendar year immediately preceding the Employee’s death, and paid to the personal representative or other legal representative of such

Employee within ninety (90) days after his or her death or incapacity.

XII.       The Effect of a Company Change in Control

(i)                     This Plan shall be affected by the event of a Company Change in Control, which, for the sole purpose of this Plan, shall mean that the Company or substantially all of the Company’s assets are either acquired by and/or merged with another organization or corporate entity.

(ii)                      In the event of a Change of Control, the Employee shall be entitled to receive an amount equal to the per share purchase price for the Company’s shares or assets less the per share Book Value on the Base Date, multiplied by the number of Units held by the Employee, such amount to be paid to the Employee within ninety (90) days after the Change of Control.

XIII.                    Effective Date of the Plan

The Plan shall become effective on the date of its adoption by the Board; provided, however, that the Plan shall automatically terminate and all Units theretofore granted shall be null and void, in the event that the Plan shall not have been duly and validly approved by the affirmative vote of a majority of the stockholders of the Company present or represented at the annual meeting of the stockholders of the Company next following the adoption of the Plan by the Board.

XIV.                     Amendment, Suspension, or Termination of the Plan

The Committee may at any time terminate, suspend, or amend this Plan; however, no amendment shall, without the approval of stockholders of the Company:

(i)      increase the number of Units which may be granted pursuant to the Plan;

(ii)     change the maximum period during which Units may be granted;

(iii)    extend the effective date of the Plan; or

(iv)    materially modify the requirements as to eligibility for participation in the Plan.

XV.                          Duration of the Plan

No Units shall be granted under this Plan ten (10) years after the date the Restated Plan was adopted by the Board. All Units granted before that date shall remain valid thereafter in accordance with their terms.

This Restated Plan was adopted by the Board of Directors on March 6, 2013.